APPENDIX A

REVOCABLE PROXY

SEVERN BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEVERN BANCORP, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON APRIL 22, 2010 (THE “MEETING”).

The undersigned hereby appoints Thomas G. Bevivino, or his designee, with full power of substitution, to act as attorney and proxy for the undersigned, to represent and to vote, as designated below, all shares of common stock of the Company, that the undersigned is entitled to vote at the Meeting and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present.

The directors recommend a vote “FOR” Proposals 1, 2, and 3.

                       FOR              WITHHOLD AUTHORITY

1.	The election as directors of the nominees	[ ]	[ ]
listed below for a term of three years:

Eric M. Keitz
Albert W. Shields

INSTRUCTIONS:  To withhold your vote for any individual nominee, insert the nominee’s name on the line provided below.

 FOR        AGAINST       ABSTAIN

2.	The ratification of the appointment of	[ ] [ ] [ ]
ParenteBeard LLC (formerly Beard
Miller Company LLP) as independent
auditor of the Company for the year
ending December 31, 2010, as more
fully described in the accompanying
Proxy Statement.

FOR           AGAINST      ABSTAIN

3.	The approval of a non-binding advisory vote [ ] [ ] [ ]
on executive compensation, as more fully described
in the accompanying Proxy Statement.

This proxy, when properly completed and executed, will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES SPECIFIED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting as described in the Proxy Statement.

Should the signatory(ies) be present and elect to vote at the Meeting, or at any postponements or adjournments thereof, and after notification to the Secretary of the Company at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, the Proxy Statement dated March 19, 2010, and the Annual Report to Stockholders for the year ended December 31, 2009.
Please check here if you
Dated: ___________, 2010                                                                                                [  ]  plan to attend the Meeting.

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SIGNATURE OF STOCKHOLDER

____________________________________
SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee, or guardian, or on behalf of a corporation, partnership or other entity,  please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.